Exhibit 99.1

December 29, 2017

Citizens National Bank

11407 Windsor Boulevard
Windsor, VA 23487

Members of the Board of Directors:

In connection with the proposed acquisition of Citizens National Bank (“CNB”), by Old Point Financial Corporation (“OPOF”) (the “Merger”), the undersigned, acting as an independent financial advisor to CNB, hereby consents to the inclusion of our opinion letter to the board of directors of CNB as an Annex to, and the references to our firm and such opinion in, the Proxy Statement/Prospectus relating to the proposed Merger contained in OPOF’s registration statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus within the meaning of the term “experts” as used in the Act or the Regulations.

Regards,

/s/ Performance Trust Capital Partners, LLC

Performance Trust Capital Partners, LLC